Exhibit 23

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated
Franklin, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213614) and Form S-8 (No. 333-222399, 333-218366, 333-214951, 333-206286, and 333-229121) of Community Healthcare Trust Incorporated of our report dated February 26, 2019, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 26, 2019